
                                                                      EXHIBIT 21
                                                                      ----------



                        SUBSIDIARIES OF EKCO GROUP, INC.




     The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation which is majority-owned:


                                        Jurisdiction of
Name of Subsidiary                      Incorporation
- ------------------                      ---------------
Ekco Housewares, Inc.                   Delaware

Ekco Canada Inc.                        Ontario, Canada

Frem Corporation                        Massachusetts

Kellogg Brush Manufacturing Co.         Massachusetts

Woodstream Corporation                  Pennsylvania

Cleaning Specialty Co.                  Tennessee

Wright-Bernet, Inc.                     Ohio

Ekco Capital Enterprises, Inc.          Delaware

Delhi Manufacturing Corporation         Delaware

Ekco Wood Products Co.                  Delaware

Fenwick                                 California

FPI, Inc.                               Washington

Trappe of Aspen, Inc.                   Pennsylvania